SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GREAT LAKES DREDGE & DOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-5336063
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois  60523

(630) 574-3000

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-136861-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
common stock, par value $0.0001 per share	Nasdaq Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                          Description of Registrant’s Securities to be Registered

The following description of the common stock, par value $0.0001 per share, of Great Lakes Dredge & Dock Holdings Corp., a Delaware corporation (“Great Lakes”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of Great Lakes, which are set forth as Exhibits 3.1 and 3.2 to this registration statement and are incorporated herein by reference.

A description of Great Lakes common stock is set forth under “Description of Great Lakes Dredge & Dock Holdings Corp’s Capital Stock” in Great Lakes’ registration statement on Form S-4 (File No. 333-136861), filed with the Securities and Exchange Commission on August 23, 2006 and amended on October 13, 2006 and November 9, 2006 (the “Registration Statement”).

Item 2.                        Exhibits

3.1	Amended and Restated Certificate of Incorporation of Great Lakes Dredge & Dock Holdings Corp., effective December 26, 2006

3.2	Amended and Restated Bylaws of Great Lakes Dredge & Dock Holdings Corp., effective December 26, 2006

4.1

Specimen Common Stock Certificate for Great Lakes Dredge & Dock Holdings Corp. (incorporated by reference to Exhibit 4.4 of Amendment No. 1 of the Aldabra Acquisition Corporation and Great Lakes Dredge & Dock Holdings Corp. Registration Statement on Form S-4, filed with the Securities and Exchange Commission on October 13, 2006)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION (formerly known as Great Lakes Dredge & Dock Holdings Corp.)

Dated December 26, 2006	By:	/s/ Deborah A. Wensel
	Name:	Deborah A. Wensel
	Title:	Chief Financial Officer

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of Great Lakes Dredge & Dock Holdings Corp., effective December 26, 2006

3.2	Amended and Restated Bylaws of Great Lakes Dredge & Dock Holdings Corp., effective December 26, 2006

4.1

Specimen Common Stock Certificate for Great Lakes Dredge & Dock Holdings Corp. (incorporated by reference to Exhibit 4.4 of Amendment No. 1 of the Aldabra Acquisition Corporation and Great Lakes Dredge & Dock Holdings Corp. Registration Statement on Form S-4, filed with the Securities and Exchange Commission on October 13, 2006)